Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report on Form 10-K of Analog Devices, Inc. (the “Company”) for the period ended November 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jerald G. Fishman, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JERALD G. FISHMAN

Jerald G. Fishman
Chief Executive Officer

Dated: December 23, 2003

      A signed original of this written statement required by Section 906 has been provided to Analog Devices, Inc. and will be retained by Analog Devices, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.